WAIVER dated as of August 14, 1998 (this "Waiver") to
                           the CREDIT AGREEMENT dated as of October 16, 1997, as amended by the FIRST AMENDMENT AND WAIVER dated as of March 27, 1998 (the "Credit Agreement") between TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation having its principal place of business at 10 Edison Street East, Amityville, New York 11701 (the "Borrower") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank").

WHEREAS, the Borrower has requested and the Bank has agreed, subject to the terms and conditions of this WAIVER, to waive compliance with certain provisions of the Credit Agreement to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Waiver of ARTICLE 10. FINANCIAL COVENANTS. Section 10.1. Consolidated Funded Debt To Consolidated EBITDA.

      Compliance with Section 10.1 of the Credit Agreement is hereby waived solely for the interim six (6) months ended June 30, 1998 to permit the ratio Consolidated Funded Debt to Consolidated EBITDA of Borrower and its subsidiaries to exceed 16.52 to 1.0 provided, however, that such ratio did not exceed 71.4 to 1.0 as of such interim period end.

2. Waiver of ARTICLE 10. FINANCIAL COVENANTS. Section 10.3. Consolidated Debt Service Coverage Ratio.

      Compliance with Section 10.3. of the Credit Agreement is hereby waived solely for the interim six (6) months ended June 30, 1998 to permit the Consolidated Debt Service Coverage Ratio of the Borrower and its subsidiaries to be less than 0.30 to 1.0 provided, however, that such ratio was not less than 0.04 to 1.0 as of such interim period end.

3.    Waiver of ARTICLE 10. FINANCIAL COVENANTS. Section 10.4. No Losses.

      Compliance with Section 10.4 of the Credit Agreement is hereby waived solely to permit the Borrower and its subsidiaries to incur a consolidated net loss for the fiscal quarter ended June 30, 1998 provided, however, that such consolidated net loss did not exceed $85,000 for such fiscal quarter. Pursuant to Section 10.4., the net income of the Borrower and its subsidiaries, on a consolidated basis, was required to be not less than $250,000 for the fiscal quarter ended June 30, 1998.

This WAIVER shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

All capitalized terms not otherwise defined herein are used with the respective meanings given to such terms in the Credit Agreement.

Except as expressly waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof which are hereby ratified and affirmed. This WAIVER is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement. This WAIVER supersedes any prior negotiations, agreements, understandings or arrangements, or written and verbal communications by the Bank to the Borrower with regard to the matters set forth herein and this WAIVER together with the Credit Agreement and the Facility Documents contain the entire understanding and agreement of the parties with respect to the subject matter contained herein.

Please be advised that any requests for additional waivers and/or amendments to the Credit Agreement will be evaluated by the Bank when formally requested in writing by the Borrower and subject to approval by the Bank, in its sole discretion. All amendments and waivers shall be subject to the provisions of
Section 12.1 of the Credit Agreement.

The Borrower hereby represents and warrants that, after giving effect to this WAIVER, (i) all representations and warranties contained in Article 7 of the Credit Agreement shall be deemed restated and are true and correct as of the date hereof and (ii) no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default exists under the Credit Agreement or any documents relating thereto; and no right of offset, defense, counterclaim or objection in favor of the Borrower arising out of or with respect to the Obligations exists.

This WAIVER may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one WAIVER. This WAIVER shall become effective when the Bank shall have received counterparts of this WAIVER duly executed by an authorized signer of each of the parties hereto.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.


TECHNOLOGY FLAVORS & FRAGRANCES, INC.


By:
   ----------------------------------
Name:
Title:



THE CHASE MANHATTAN BANK


By:
   ----------------------------------
Name:
Title:  Vice President

The undersigned, not a party to the Credit Agreement but a Guarantor under a separate Guarantee dated as of October 16, 1997 in favor of The Chase Manhattan Bank (the "Guarantee") hereby consents, accepts and agrees to the terms of the WAIVER dated as of August 14, 1998 and reaffirms that such Guarantee remains in full force and effect.


TECHNOLOGY FLAVORS & FRAGRANCES, INC. (CANADA)


By:
   ----------------------------------
Name:
Title:

The undersigned, not a party to the Credit Agreement but a Guarantor under a separate Guarantee dated as of March 27, 1998 in favor of The Chase Manhattan Bank (the "Guarantee") hereby consents, accepts and agrees to the terms of the WAIVER dated as of August 14, 1998 and reaffirms that such Guarantee remains in full force and effect.


TECHNOLOGY FLAVORS & FRAGRANCES CHILE S.A.


By:
   ----------------------------------
Name:
Title: